Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re GRITSTONE BIO, INC.,[1] Debtor.	Chapter 11 Case No.: 24-12305 (KBO)

GRITSTONE BIO, INC.’S SECOND MODIFIED CHAPTER 11 PLAN OF REORGANIZATION

March 31, 2025

PACHULSKI STANG ZIEHL & JONES LLP

Debra I. Grassgreen (admitted pro hac vice)

John W. Lucas (admitted pro hac vice)

Malhar S. Pagay (admitted pro hac vice)

James E. O’Neill (DE Bar No. 4042)

919 North Market Street, 17th Floor

P.O. Box 8750

Wilmington, Delaware 19899-8705

Tel: 302-652-4100

Fax: 302-652-4400

Email:   dgrassgreen@pszjlaw.com

jlucas@pszjlaw.com

mpagay@pszjlaw.com

joneill@pszjlaw.com

Counsel to the Debtor and Debtor in Possession

[1]	The Debtor’s mailing address is 4698 Willow Road, Pleasanton, CA 94588, and the last four digits of the Debtor’s federal tax identification number is 9534.

i

CHAPTER 11 PLAN OF REORGANIZATION

Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101—1532, Gritstone bio, Inc., as debtor and debtor in possession in the above-captioned chapter 11 case, respectfully proposes the following Chapter 11 Plan of Reorganization:

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

A.	Rules of Interpretation, Computation of Time and Governing Law

1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, note or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to articles, exhibits and schedules are references to the respective Articles, Exhibits or Schedules hereof or hereto; (e) the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings of Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (i) whenever the Plan or the Plan’s Exhibits use the word “including,” such reference shall be deemed to mean “including, without limitation,”.

2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the express provisions of any contract, instrument, release, note or other agreement or document entered into in connection herewith, the laws of the State of Delaware, giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents and instruments executed in connection with the Plan, including any rule of law or procedure supplied by federal law as interpreted under the decisions in the State of Delaware (including the Bankruptcy Code and the Bankruptcy Rules).

B.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1. “3012 Motion” means the Motion of the Official Committee of Unsecured Creditors for an Order (I) Determining the Secured Amount of Claims Held by Hercules Capital, Inc. Is $0 Pursuant to Section 506 of the Bankruptcy Code and Bankruptcy Rule 3012 and (II) Granting Related Relief [Docket No. 338] filed by the Committee in the Chapter 11 Case.

2. “Administrative Expense Bar Date” has the meaning set forth in Section II.A.1 of the Plan.

3. “Administrative Expense Bar Date Order” means the Order (I) Establishing a Deadline for Filing Requests for Allowance of Administrative Expense Claims, (II) Approving the Form and Manner of Notice Thereof, and (III) Granting Related Relief [Docket No. 336]

4. “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration of the Chapter 11 Case pursuant to Sections 503(b) and 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the Debtor’s business; (b) compensation for legal, financial advisory, accounting and other professional services and reimbursement of expenses awarded or allowed pursuant to Sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code; (c) any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business after the Petition Date; and (d) all fees and charges assessed against the Estate pursuant to Section 1930 of chapter 123 of title 28 of the United States Code.

5. “Affiliate” has the meaning set forth in Section 101(2) of the Bankruptcy Code.

6. “Allowed” means a Claim allowable pursuant to Section 502 of the Bankruptcy Code or an Administrative Expense Claim allowable pursuant to Section 503 of the Bankruptcy Code: (a) for which a Proof of Claim or request for payment of administrative expense was Filed on or before the applicable Bar Date established by the Bankruptcy Court or by other order of the Bankruptcy Court and as to which no objection or other challenge to allowance thereof has been Filed within the time fixed by this Plan or applicable law, or if an objection or challenge has been timely Filed, such Claim or Administrative Expense Claim is allowed by a Final Order; (b) for which a Proof of Claim or request for Administrative Expense Claim is not Filed and that has been listed in the Schedules and is not listed as disputed, contingent or unliquidated; or (c) that is deemed allowed under the Plan or by prior order of the Bankruptcy Court; provided, however, that an “Allowed Claim” shall not include any Claim subject to disallowance in accordance with Section 502(d) of the Bankruptcy Code.

7. “Avoidance Action” means any Causes of Action belonging to the Estate under Sections 502(d), 544, 545, 546, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code. For the avoidance of doubt, Derivative Claims do not constitute Avoidance Actions.

8. “Bankruptcy Clerk” means the clerk of the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801.

9. “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as in effect on the Confirmation Date, as applicable to the Chapter 11 Case.

10. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Chapter 11 Case or over any proceedings arising in or related to the Chapter 11 Case.

11. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Case, promulgated pursuant to 28 U.S.C. § 2075, and the general, local and chambers rules of the Bankruptcy Court.

12. “Bar Date” means, as applicable, the (a) Claims Bar Date, (b) Governmental Unit Bar Date or (c) Administrative Expense Bar Date.

13. “Bar Date Order” means the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(b)(9) of the Bankruptcy Code; (II) Setting a Bar Date for the Filing of Proofs of Claim By Governmental Units; (III) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date; (IV) Approving the Form of and Manner for Filing Proofs of Claim; (V) Approving a Notice of Bar Dates; and (VI) Granting Related Relief [Docket No. 238].

14. “Business Day” means any day, other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which commercial banks in New York are required or are authorized to close by law or executive order.

15. “Cash” means lawful currency of the United States of America.

16. “Causes of Action” means, without limitation, all claims, rights, actions, causes of action, liabilities, obligations, choses in action, suits, debts, dues, accounts, reckonings, bonds, bills, specialties, controversies, promises, damages, judgments, subrogation claims, contribution claims, reimbursement claims, indemnity claims, third-party claims, counterclaims and cross-claims, including all claims arising under state, federal or other non-bankruptcy law, and any avoidance, recharacterization, recovery, subordination or other actions against any Persons or Entities under the Bankruptcy Code, including Sections 506, 509, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, 553, and 558 of the Bankruptcy Code or otherwise, of the Debtor or the Estate that are or may be pending or existing on the Effective Date, or that may be brought thereafter, or which are based on any facts or circumstances occurring on or before the Effective Date, based in law or equity or statute, including under the Bankruptcy Code, whether direct, indirect, known or unknown, derivative, or otherwise and whether asserted or unasserted as of the Effective Date. For the avoidance of doubt, Causes of Action includes any Derivative Claims.

17. “Challenge” shall have the meaning set forth in Paragraph 12.1 of the DIP Order.

18. “Challenge Deadline” shall have the meaning set forth in Paragraph 12.1 of the DIP Order, except that pursuant to this Plan, the Challenge Deadline for the Committee to bring any Challenge under the DIP Order shall be the Effective Date.

19. “Chapter 11 Case” means the chapter 11 case styled In re Gritstone bio, Inc., Case Number 24-12305 (KBO), pending in the Bankruptcy Court.

20. “Claim” means a claim, as defined by Section 101(5) of the Bankruptcy Code, against the Debtor or against property of the Debtor.

21. “Claims Bar Date” means January 13, 2025, which is the date established by the Bankruptcy Court in the Bar Date Order, by which Holders of Claims other than Governmental Unit Claims and Administrative Expense Claims are required to File Proofs of Claim on account of such Claims.

22. “Claims Objection Deadline” means 180 days after the Effective Date, or such later date as may be ordered by the Bankruptcy Court; provided, however, that this deadline may be extended one or more times upon motion by the Liquidating Trustee, without notice to Holders of Disputed Claims in Class 5 or Class 6.

23. “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III herein.

24. “Collateral” means any property or interest in property of the Estate that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

25. “Committee” means the Official Committee of Unsecured Creditors appointed in this Chapter 11 Case pursuant to Notice of Appointment of Committee of Unsecured Creditors [Docket No. 77].

26. “Committee Professional Budget” means $2,000,000.

27. “Confirmation” means the entry on the docket by the Bankruptcy Clerk of the Confirmation Order, subject to all conditions specified in Section IX.A herein having been satisfied or waived pursuant to Section IX.C herein.

28. “Confirmation Date” means the date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

29. “Confirmation Hearing” means the hearing or hearings at which the Bankruptcy Court considers entry of the Confirmation Order.

30. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

31. “Convenience Claim” means any Claim that would otherwise be a General Unsecured Claim that is Allowed in an amount of $75,000 or less; provided, however, that a Holder of a General Unsecured Claim that is Allowed in an amount greater than $75,000 may irrevocably elect, as evidenced on its timely and validly submitted ballot (or other writing acceptable to the Debtor and the Committee), to have such Claim irrevocably reduced to $75,000 and treated as a Convenience Claim (upon Allowance) for purposes of and in accordance with the Plan, in full and final satisfaction of such Claim; provided, further, that a General Unsecured Claim may not be subdivided into multiple Convenience Claims; and, provided, further, a Holder of a Prepetition Lenders’ Deficiency Claim may not elect to have such claim treated as a Convenience Claim.

32. “Convenience Claims Cap” means $350,000.

33. “Creditor” means any Holder of a Claim.

34. “Derivative Claim” means any derivative claim or similar claims belonging to the Estate against any Person or Entity other than the Debtor, including, but not limited to, the Granville Derivative Action.

35. “D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability issued to the Debtor or its prior or present directors, officers or executives, including tail coverage after the termination of any such policies.

36. “Debtor” means Gritstone bio, Inc., a Delaware corporation.

37. “DIP Agent” means Future Solution Investments LLC, as administrative agent for the DIP Lenders under the DIP Financing Agreement.

38. “DIP Financing Agreement” means that certain Senior Secured Superpriority Debtor-In-Possession Financing Agreement, dated as of November 13, 2024 (as amended in accordance with the terms thereof and the terms of the DIP Order), by and among the Debtor, as borrower, the DIP Agent, and the DIP Lenders, as approved by the Bankruptcy Court pursuant to the DIP Order.

39. “DIP Financing Claims” means all Claims held by the DIP Agent and the DIP Lenders pursuant to the DIP Financing Agreement and the DIP Order.

40. “DIP Lenders” means the lenders under the DIP Financing Agreement.

41. “DIP Order” means the Order (I) Authorizing the Debtor to Obtain Postpetition Secured Financing Pursuant to Section 364 of the Bankruptcy Code; (II) Authorizing the Debtor to Use Certain Cash Collateral; (III) Granting Liens and Superpriority Administrative Expense Claims; (IV) Granting Adequate Protection to the Prepetition Secured Parties; (V) Modifying the Automatic Stay; and (VI) Granted Related Relief entered by the Bankruptcy Court on November 14, 2024 (Docket No. 180), as such order may be supplemented or extended.

42. “Disclosure Statement” means the Disclosure Statement for the Plan as it may be amended, supplemented or modified from time to time, that is prepared and distributed in accordance with Sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code, Bankruptcy Rule 3018 and/or other applicable law and approved by the Bankruptcy Court in the Disclosure Statement Order.

43. “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement [Docket No. 442].

44. “Disputed” means, with respect to any Claim or Equity Interest, as of the date of determination, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent, unless and until it is Allowed pursuant to a Final Order; (b) as to which the Debtor or any other party in interest has Filed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn with prejudice or determined by a Final Order; or (c) that is otherwise disputed by the Debtor, the Liquidating Trustee or any other party in interest, or is subject to any right of setoff or recoupment, or the Holder thereof is subject to any Claim or Causes of Action, in accordance with applicable law, which dispute, right of setoff or recoupment, Claim or Causes of Action, has not been withdrawn or determined in favor of such Holder by a Final Order. For the avoidance of doubt, none of the DIP Financing Claims are Disputed Claims.

45. “Effective Date” means the date which is the first Business Day after (a) the Confirmation Order becomes a Final Order and (b) all conditions specified in Section IX.B herein have been (x) satisfied or (y) waived pursuant to Section IX.C herein.

46. “Entity” means an entity as defined in Section 101(15) of the Bankruptcy Code.

47. “Equity Interest” means any equity interest in the Debtor, including any issued, unissued, authorized or outstanding shares of stock together with any warrants, options or contract rights to purchase or acquire such interests at any time, or any Claim or interest that is subject to the subordination to the level of any equity interest pursuant to Bankruptcy Code Section 510(b).

48. “Estate” means the estate of the Debtor created pursuant to Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

49. “Excluded Actions” means only those Causes of Action related to the Retained IP and other assets vested in the Reorganized Debtor, the Seattle Sale Order, the IP Allocation.

50. “Excluded Parties” means all current and former officers and directors of the Debtor.

51. “Exculpated Parties” means the Debtor, the Reorganized Debtor, the members of the Committee, the Liquidating Trustee and the Liquidating Trust, and their respective officers, directors, members, employees and agents (and their respective attorneys, consultants, financial advisors, investment bankers, accountants and other retained professionals, including, for the avoidance of doubt, the Debtor’s and the Committee’s Professionals).

52. “File” or “Filed” means file or filed with the Bankruptcy Court in the Chapter 11 Case.

53. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

54. “Final Order” means an order of the Bankruptcy Court: (a) as to which the time to appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari or other proceeding for reargument, reconsideration or rehearing is pending; or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order has been affirmed by the highest court to which such order was appealed or from which certiorari was sought, reargument, reconsideration or rehearing has been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired; provided, however, that the possibility of a motion pursuant to Rule 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule or rule governing appellate practice being Filed with respect to such order shall not cause such order to be deemed a non-Final Order.

55. “General Unsecured Claim” means any Claim that is not an Administrative Expense Claim, DIP Financing Claim, Prepetition Secured Claim, Other Secured Claim, Secured Tax Claim, Priority Claim, Convenience Claim, or Subordinated Claim; for the avoidance of doubt, the Prepetition Lenders’ Deficiency Claim is a General Unsecured Claim.

56. “Governmental Unit” has the meaning set forth in Section 101(27) of the Bankruptcy Code.

57. “Governmental Unit Bar Date” means April 8, 2025, which is the date established by the Bankruptcy Court in the Bar Date Order by which Holders of Governmental Unit Claims are required to File Proofs of Claim on account of such Governmental Unit Claims in accordance with the Bar Date Order.

58. “Governmental Unit Claim” means any Claim of which the Holder is a Governmental Unit.

59. “Granville Derivative Action” means the derivative action in the case styled Granville v. Allen, Case No. 24-06028 (N.D. Cal.).

60. “Holder” means the Person or Entity holding the beneficial interest in a Claim, Equity Interest or Liquidating Trust Interest.

61. “Impaired” means, with respect to any Class of Claims or Equity Interests, a Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

62. “Impaired Claim” or “Impaired Equity Interest” means a Claim or Equity Interest, as the case may be, classified in an Impaired Class.

63. “IRS” means the Internal Revenue Service.

64. “Lien” means a lien as defined by Section 101(37) of the Bankruptcy Code.

65. “Liquidating Trust” means the liquidating trust established on the Effective Date, in accordance with the Plan and Liquidating Trust Agreement, for the benefit of the Liquidating Trust Beneficiaries, to which the Liquidating Trust Assets will be transferred and liquidated in accordance with the terms of this Plan and the Liquidating Trust Agreement; the Liquidating Trust shall conduct no business and shall qualify as a liquidating trust pursuant to Treasury Regulations § 301.7701-4(d).

66. “Liquidating Trust Agreement” means the trust agreement (in form and substance acceptable to the Debtor and the Committee, and approved by the Prepetition Agent, which approval cannot be unreasonably withheld) among the Debtor, Committee and the Liquidating Trustee that, among other things, creates and establishes the Liquidating Trust, describes the powers, duties and responsibilities of the Liquidating Trustee, and provides for the liquidation and distribution of proceeds of the Liquidating Trust Assets, which trust agreement shall be substantially in the form Filed in the Plan Supplement.

67. “Liquidating Trust Assets” means (i) the Vested Causes of Action, and all proceeds thereof (including, for the avoidance of doubt, the proceeds of D&O Insurance Policies), (ii) the Trust Funding Amount, and (iii) Trust Initial Distribution.

68. “Liquidating Trust Beneficiaries” means each Holder of a Liquidating Trust Interest.

69. “Liquidating Trust Interest” has the meaning set forth in the Liquidating Trust Agreement.

70. “Liquidating Trustee” means such Person or Entity selected as trustee for the Liquidating Trust, by the Committee in its sole discretion after consultation with the Debtor and the Prepetition Agent, as identified in the Plan Supplement.

71. “LSA” means that certain Loan and Security Agreement, dated as of July 19, 2022, as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 31, 2023 (and as the same may have been further amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the Prepetition Secured Lenders, the Debtor and the other parties thereto.

72. “New Equity Interests” means the equity interests in the Reorganized Debtor to be issued pursuant to this Plan.

73. “Official Bankruptcy Forms” means the Official and Procedural Bankruptcy Forms, prescribed by the Judicial Conference of the United States, in accordance with Bankruptcy Rule 9009.

74. “Other Administrative Expense Claim” means any Administrative Expense Claim other than a Professional Fee Claim.

75. “Other Secured Claim” means any Secured Claim other than a Claim held by a Prepetition Lender or a Governmental Unit.

76. “Order Approving Successful Bid” means the Order (A) Approving Selection of Successful Bid; and (B) Granting Related Relief [Docket No. 286].

77. “Permissible Investments” has the meaning set forth in Section V.B.6 of the Plan.

78. “Person” means a person as defined in Section 101(41) of the Bankruptcy Code.

79. “Petition Date” means October 10, 2024.

80. “Plan” or “Chapter 11 Plan of Reorganization” means this Chapter 11 Plan of Reorganization, including all exhibits, supplements, appendices, and schedules hereto, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof, the Bankruptcy Code and the Bankruptcy Rules.

81. “Plan Supplement” means the compilation of documents and form of documents, schedules and exhibits, including the Liquidating Trust Agreement and Financial Projections (as defined in the Disclosure Statement), to be Filed on or before seven (7) days prior to the Voting Deadline and which may be amended from time to time until the Effective Date.

82. “Prepetition Agent” means Hercules Capital, Inc., as administrative agent and collateral agent of the Prepetition Lenders under the LSA.

83. “Prepetition Lenders” means, collectively, the Holders of the Prepetition Secured Claims.

84. “Prepetition Lenders’ Deficiency Claim” means the Allowed General Unsecured Claim of the Prepetition Lenders pursuant to 11 U.S.C. § 506(a), which Claim is Allowed in the amount of $17,453,000.

85. “Prepetition Secured Claims” means the claims held by the Prepetition Agent and Prepetition Lenders under that certain Loan and Security Agreement, dated as of July 19, 2022, as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 31, 2023 (and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time).

86. “Priority Claim” means any Priority Non-Tax Claim or Priority Tax Claim.

87. “Priority Non-Tax Claim” means a Claim accorded priority in right of payment under Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, or Administrative Expense Claim.

88. “Priority Tax Claim” means an unsecured Claim of a Governmental Unit of the kind specified in Sections 502(i) or 507(a)(8) of the Bankruptcy Code.

89. “Professional” means a Person or Entity employed pursuant to a Final Order in accordance with Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Confirmation Date, pursuant to Sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code, or for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

90. “Professional Fee Claim” means any Claim for fees and expenses (including hourly, transaction and success fees) for services rendered by Professionals in the Chapter 11 Case.

91. “Professional Fee Claim Bar Date” has the meaning set forth in Section II.A.4 of the Plan.

92. “Proof of Claim” has the meaning set forth in Bankruptcy Rule 3001.

93. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in such Class.

94. “Released Party” or “Released Parties” means, subject to any exclusions expressly set forth in the Plan and other than the Excluded Parties solely with respect to the Debtor releases contained in Article X.E hereof, the Debtor, the Estate, the Committee, each of the DIP Lenders, the DIP Agent, each of the Prepetition Lenders, each of the Prepetition Agent and each of their respective successors and current and former control persons, trustees or beneficiaries, direct or indirect shareholders or members, officers, directors, employees, affiliates, principals and agents (and each of their respective attorneys, consultants, financial advisors, investment bankers, accountants, and other retained professionals), in each case solely in their capacities as such.

95. “Reorganized Debtor” means the Debtor from and after the Effective Date, acting in the capacity as such.

96. “Required Effective Date Payments” means the (i) Hercules Payment, (ii) the Trust Funding Amount, (iii) the Initial Trust Distribution, (iv) an amount equal to the estimated Professional Fee Claims not yet funded into the Professional Fee Trust Account (as defined in the DIP Order), (v) the Administrative Expense Claims to be paid on or about the Effective Date, and (vi) an amount equal to the estimated unpaid U.S. trustee fees.

97. “Rodriguez Class Action” means the class action styled Rodriguez v. Gritstone Bio, Inc., Case No. 24-03640 (CRB) (N.D. Cal.).

98. “Retained IP” means the Binder IP as defined in the Order Approving Successful Bid.

99. “Schedule of Assumed Agreements” means the schedule of those certain executory contracts and unexpired leases that the Debtor has determined the Debtor may assume on the Effective Date. The initial Schedule of Assumed Agreements will be Filed as part of the initial Plan Supplement but remains subject to any modifications that may be made prior to the Effective Date in accordance with this Plan.

100. “Schedules” mean the schedules of assets and liabilities and the statement of financial affairs that were Filed by the Debtor in accordance with Section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time [Docket Nos. 193 and 194].

101. “Seattle Sale Order” means the Order (A) Approving the Sale of Substantially All of the Debtor’s Assets Free and Clear of Liens, Claims, Encumbrances, and Other Interests; (B) Approving Assumption and Assignment of Certain Unexpired Leases and Executory Contracts; and (C) Granting Related Relief [Docket No. 293]

102. “Secured Claim” means (a) any Claim to the extent reflected in the Schedules or upon a Proof of Claim as a Secured Claim, that is secured by a Lien on Collateral, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff pursuant to Section 553 of the Bankruptcy Code, to the extent of the value of such Collateral as determined pursuant to Section 506(a) of the Bankruptcy Code, or (b) any Claim Allowed under this Plan as a Secured Claim, including the Prepetition Secured Claims.

103. “Secured Tax Claims” means a Secured Claim that, absent its secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations under such section).

104. “Subordinated Claims” means a Claim subject to subordination pursuant to Bankruptcy Code Section 510, including any and all Claims subject to subordination pursuant to Section 510(b) and any Claim arising from the rescission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under Bankruptcy Code Section 502 on account of any such Claim (other than a Claim or interest that would otherwise constitute an Equity Interest).

105. “Trade Creditor” means a non-Debtor and non-insider vendor, supplier, landlord or other trade creditor of the Debtor supplying goods or services to the Debtor, and any non-Debtor and non-insider Holders of such Claims, and the non-insider Holders of Claims under rejected real property leases.

106. “Treasury Regulations” means title 26 of the Code of Federal Regulations.

107. “Trust Funding Adjustment” means the amount in Cash that results from the aggregate amount budgeted for the Committee’s Professionals in the Approved Budget (as defined in the DIP Order) minus the aggregate amount of Allowed Professional Fee Claims for the Committee’s Professionals.

108. “Trust Funding Amount” means Cash, in the amount of $400,000, plus the Trust Funding Adjustment.

109. “Trust Initial Distribution” means $2,050,000 in Cash comprising (i) the amount of the Convenience Claims Cap and (ii) $1,700,000. For the avoidance of doubt, the Trust Initial Distribution shall not be used to fund distributions to any Claims other than General Unsecured Claims and, to the extent of the Convenience Claims Cap, Convenience Claims.

110. “Unimpaired” means, with respect to a Class of Claims, a Claim that is not Impaired.

111. “U.S. Trustee” means the Office of the United States Trustee of the District of Delaware.

112. “Vested Causes of Actions” means all Causes of Action other than (i) the Excluded Actions and (ii) Derivative Claims related to Retained IP ; provided, however, that Avoidance Actions against Trade Creditors shall only constitute Vested Causes of Actions if Class 5 votes to reject the Plan. Vested Causes of Actions are transferred to the Liquidating Trust and become Liquidating Trust Assets pursuant to the Plan.

113. “Voting Agent” means Kurtzman Carson Consultants, LLC (doing business as Verita Global) and any successor thereto.

114. “Voting Deadline” means the deadline to vote on the Plan as set by the Bankruptcy Court.

ARTICLE II

TREATMENT OF ADMINISTRATIVE

EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

A.	Administrative Expense Claims

1. Administrative Expense Bar Date

All Other Administrative Expense Claims that are not subject to payment in the ordinary course of the Debtor’s business must be Filed with the Bankruptcy Court not later than the “Administrative Expense Bar Date” as defined and set forth in the Administrative Expense Bar Date Order, or, if the Administrative Expense Bar Date Order does not apply to such Other Administrative Expense Claim, then ten (10) days before the date scheduled for the Confirmation Hearing (such applicable date, the “Administrative Expense Bar Date”), and objections (if any) to such Other Administrative Expense Claim may be Filed no later than forty-five (45) days after the Effective Date. Any Holder of an Other Administrative Expense Claim who fails to file a timely request for the payment of an Other Administrative Expense Claim as provided in this paragraph: (a) shall be forever barred, estopped and enjoined from asserting such Other Administrative Expense Claim against the Debtor, the Reorganized Debtor or the Liquidating Trust Assets (or filing a request for the allowance thereof), and the Debtor, the Estate, the Reorganized Debtor and all of its property, and the Liquidating Trust Assets shall be forever discharged from any and all indebtedness or liability with respect to such Other Administrative Expense Claim; and (b) such Holder shall not be permitted to participate in any distribution under the Plan on account of such Other Administrative Expense Claim.

For the avoidance of doubt, Persons or Entities seeking awards by the Bankruptcy Court for Professional Fee Claims shall not be required to comply with the Administrative Expense Bar Date; instead Professional Fee Claims are governed by Section II.A.4 and the Professional Fee Claim Bar Date.

2. Treatment of Allowed DIP Financing Claims

Each Holder of an Allowed DIP Financing Claim shall, in full and final satisfaction of such Allowed DIP Financing Claim, (a) receive Cash in an amount equal to the Cash held in the Segregated Account (as defined in the DIP Order) less the Required Effective Date Payments (which net amount is currently estimated to be $16,727,000) on a Pro Rata basis, (b) convert the balance of such claim into the New Equity Interests on a Pro Rata basis. Following such payments and conversion, any and all commitments under the DIP Facility Agreement shall be cancelled and discharged without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person or Entity. Notwithstanding anything herein to the contrary, the Liens and security interests securing the DIP Financing Claims shall continue in full force and effect until such time as the Allowed DIP Financing Claims have been fully satisfied as set forth above.

3. Treatment of Other Administrative Expense Claims

Each Holder of an Allowed Other Administrative Expense Claim shall, in full and final satisfaction of such Allowed Other Administrative Expense Claim, be paid either (a) in Cash, in full, on, or as soon as practicable following, the later of (i) the Effective Date, (ii) the date such Claim becomes due and payable in the ordinary course of business, or (iii) the date of entry of a Final Order allowing such Other Administrative Expense Claim, or (b) on such other terms and conditions as may be agreed between the Holder of such Claim, on the one hand, and the Debtor, Reorganized Debtor or the Liquidating Trustee (as the case may be), on the other hand.

4. Treatment of Professional Fee Claims

Notwithstanding anything herein to the contrary, all Persons or Entities seeking awards by the Bankruptcy Court of Professional Fee Claims for compensation for services rendered or reimbursement of expenses incurred on behalf of the Estate prior to the Effective Date shall file, on or before the date that is thirty (30) days after the Effective Date (the “Professional Fee Claim Bar Date”), their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred. The Debtor, Reorganized Debtor or Liquidating Trustee, as applicable, shall pay each Professional Fee Claim within fifteen (15) days after such claim becomes an Allowed Claim.

The Debtor, Reorganized Debtor and Liquidation Trustee, as applicable, are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date by their respective Professionals in the ordinary course of business and without the need for Bankruptcy Court approval.

5. Treatment of Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim, shall, in full and final satisfaction of such Allowed Claim receive quarterly payments of principal and interest over a five (5) year period from the Petition Date, with interest accruing at the statutory rate, or such other rate as determined by the Bankruptcy Court absent an agreement between the Debtor and the Holder of an Allowed Priority Tax Claim or as otherwise permitted pursuant to Bankruptcy Code Section 1129(a)(9)(C). Payments to Holders of Allowed Priority Tax Claims shall commence on the later of (a) thirty (30) days following the end of the first calendar month after the Effective Date, and (b) the first Business Day in the calendar month after such Claims become Allowed Claims.

ARTICLE III

CLASSIFICATION AND TREATMENT OF

CLAIMS AND EQUITY INTERESTS

A.	Summary

The categories listed below classify Claims against and Equity Interests in the Debtor for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date.

Summary of Classification and Treatment of Claims and Equity Interests

Class	Claim	Status	Voting Right
1	Prepetition Secured Claims	Impaired	Entitled to Vote
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Secured Tax Claims	Impaired	Entitled to Vote
4	Priority Non-Tax Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Impaired	Entitled to Vote
6	Convenience Claims	Impaired	Entitled to Vote
7	Subordinated Claims	Impaired	Deemed to Reject
8	Equity Interests	Impaired	Deemed to Reject

B.	Classification, Treatment and Voting

1. Class 1 – Prepetition Secured Claims

(a) Classification: Class 1 comprises the Allowed Prepetition Secured Claims.

(b) Treatment: The Prepetition Agent, on account of each Holder of an Allowed Class 1 Claim, shall receive, in full and final satisfaction of such Allowed Claim, Cash in an amount equal to $400,000 (the “Hercules Payment”); provided that Class 1 votes to accept the Plan and no Holder of Class 1 Claims objects to the Plan, Plan related documents or otherwise contests confirmation of the Plan. The remaining balance of the Prepetition Secured Claims, after the application of foregoing, constitutes the Prepetition Lenders’ Deficiency Claim and shall be treated as an Allowed Class 5 General Unsecured Claim in accordance with 11 U.S.C. § 506(a). The Allowed amount of such Prepetition Lenders’ Deficiency Claim is $17,453,000.

(c) Voting: Class 1 is Impaired and the Prepetition Agent, on account of the Holders of Class 1 Claims, is entitled to vote on the Plan.

2. Class 2 – Other Secured Claims

(a) Classification: Class 2 comprises the Allowed Other Secured Claims.

(b) Treatment: Each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Allowed Other Secured Claim on or as soon as practicable following the Effective Date, at the sole discretion of the Debtor, or Reorganized Debtor, as applicable: (i) Cash equal to the Allowed amount of such Other Secured Claim; (ii) receipt of any Collateral securing such Claim; (iii) treatment that leaves unaltered the legal, equitable and contractual rights to which such Allowed Other Secured Claim entitles the Holder of such Claim; or (iv) such other treatment as may be agreed upon with the Holder of such Allowed Other Secured Claim, on the one hand, and the Debtor or the Reorganized Debtor, as applicable, on the other hand. On the full payment or other satisfaction of the obligations set forth in this paragraph, the Liens securing the Allowed Other Secured Claims shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person or Entity.

(c) Voting: Class 2 is Unimpaired and the Holders of Class 2 Claims are deemed to have accepted the Plan.

3. Class 3 – Secured Tax Claims

(a) Classification: Class 3 comprises the Allowed Secured Tax Claims.

(b) Treatment: Each Holder of an Allowed Class 3 Claim shall, in full and final satisfaction of such Allowed Claim, receive quarterly payments of principal and interest over a five (5) year period from the Petition Date, with interest accruing at the statutory rate of interest, or as otherwise permitted pursuant to Bankruptcy Code Section 1129(a)(9)(C), or as otherwise agreed; provided that the Reorganized Debtor, in its sole discretion, may prepay such Allowed Claim in full at any time. Payments to Class 3 shall commence on the later of (i) thirty (30) days following the end of the first calendar month after the Effective Date, and (ii) the first Business Day in the calendar month after such Claim becomes an Allowed Claim. The Holder of a Class 3 Claim shall retain its Lien in the same property owned by the Reorganized Debtor solely and to the same extent it held such Liens in the Debtor’s assets. Upon full and complete payment of each Allowed Class 3 Claim, such Holder’s liens and security interests shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person or Entity.

(c) Default: In the event of any failure of the Reorganized Debtor to timely make its required plan payments to the Holder of an Allowed Class 3 Claim, or any failure to pay post-petition ad valorem property taxes owed prior to delinquency, either of which shall constitute an event of default under the Plan, the Holder of such Allowed Class 3 Claim shall send written notice of such default to the Reorganized Debtor. If the default is not cured within twenty (20) days of the date of such notice, the Class 3 Claimant may proceed to collect all amounts owed pursuant to state law without further recourse to the Bankruptcy Court. Any Holder of an Allowed Class 3 Claim is only required to send two (2) notices of default, and upon the third event of default, such creditor may proceed to collect all amounts owed under state law without recourse to the Bankruptcy Court and without further notice.

(d) Voting: Class 3 is Impaired and the Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

4. Class 4 – Priority Non-Tax Claims

(a) Classification: Class 4 comprises the Allowed Priority Non-Tax Claims.

(b) Treatment: To the extent it has not already been satisfied pursuant to prior Bankruptcy Court order, each Holder of an Allowed Class 4 Claim shall, in full and final satisfaction of such Allowed Claim, receive deferred Cash payments of a value, as of the Effective Date, equal to the Allowed amount of such Claim, or as otherwise permitted pursuant to Bankruptcy Code Section 1129(a)(9)(B), such payments to commence on the later of fifteen (15) days following (i) the Effective Date or (ii) after such Claim becomes an Allowed Claim, unless the Debtor or Reorganized Debtor and the Holder of a Class 4 Claim otherwise agree.

(c) Voting: Class 4 is Impaired and the Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

5. Class 5 – General Unsecured Claims

(a) Classification: Class 5 comprises the Allowed General Unsecured Claims, including the Prepetition Lenders’ Deficiency Claim.

(b) Treatment: Each Holder of an Allowed Class 5 Claim shall receive, in full and final satisfaction of such Allowed Claim subject to the Holder’s timely election to receive Convenience Claim treatment in Class 6 on account of the Allowed Unsecured Claim in accordance with the procedures set forth in the Disclosure Statement Order, 100% of the Liquidating Trust Interests on a Pro Rata basis. The allowance and distributions from the Liquidating Trust will be determined by the Liquidating Trustee, as otherwise governed by the Plan and the Liquidating Trust Agreement. As soon as practicable after the Effective Date, the Liquidating Trustee shall distribute $1,700,000.00 of the Trust Initial Distribution, on a Pro Rata basis, to Holders of Allowed Class 5 Claims, including on account of the Prepetition Lenders’ Deficiency Claim, subject to a reserve, set in the Liquidating Trustee’s discretion, for Class 5 Claims which at the time of such distribution are not Allowed Class 5 Claims.

(c) Voting: Class 5 is Impaired and the Holders of Claims in Class 5 are entitled to vote to accept or reject the Plan.

6. Class 6 – Convenience Claims

(a) Classification: Class 6 comprises the Allowed Convenience Claims.

(b) Treatment: Each Holder of an Allowed Class 6 Claim shall receive, in full and final satisfaction of such Allowed Claim, up to 20% of the Allowed amount of such Claim (capped at the Pro Rata share of the Convenience Claims Cap), in Cash on the later of fifteen (15) days following (i) the Effective Date or (ii) the date such Claim becomes an Allowed Claim, unless the Debtor or Reorganized Debtor and the Holder of a Class 6 Claim otherwise agree; provided, however, that the aggregate amount that may be distributed on account of all Allowed Convenience Claims shall not exceed the Convenience Claims Cap.

7. Voting: Class 6 is Impaired and the Holders of Claims in Class 6 are entitled to vote to accept or reject the Plan.

8. Class 7 – Subordinated Claims

(a) Classification: Class 7 comprises the Allowed Subordinated Claims.

(b) Treatment: On and after the Effective Date, in accordance with Bankruptcy Code Section 510, any Subordinated Claim shall be automatically subordinated and receive no distribution on account of any such Claim without further notice, order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person or Entity.

(c) Voting: Class 7 is Impaired and pursuant to Bankruptcy Code Section 1126(g) is deemed to have rejected the Plan. Therefore, votes from Holders in Class 7 will not be solicited.

9. Class 8 – Equity Interests

(a) Classification: Class 8 comprises the Equity Interests.

(b) Treatment: As of the Effective Date, any and all Equity Interests are cancelled and deemed discharged without any further notice or order. No distributions shall be made under the Plan on account of any Equity Interest.

(c) Voting: Class 8 is Impaired and pursuant to Bankruptcy Code Section 1126(g) is deemed to have rejected the Plan. Therefore, votes from Holders in Class 8 will not be solicited.

ARTICLE IV

ACCEPTANCE OR REJECTION OF PLAN

A.	Voting Classes

Holders of Claims in each Impaired Class of Claims are entitled to vote as a Class to accept or reject the Plan. Class 2 is Unimpaired and by operation of Bankruptcy Code Section 1126(f) is deemed to have accepted the Plan. Classes 7 and 8 are deemed to have rejected the Plan because the Holders of Class 7 Claims and Class 8 Interests are not expected to receive any distribution on account of their Claims and Equity Interests, respectively. Accordingly, they will not be solicited to vote.

B.	Acceptance by Impaired Classes

An Impaired Class of Claims shall be deemed to have accepted the Plan if the (a) Holders (other than any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Claims actually voting in such Class have voted to accept the Plan and (b) Holders (other than any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Claims actually voting in such Class have voted to accept the Plan.

C.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or a Claim temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Section 1129(a)(8) of the Bankruptcy Code.

D.	Failure to Vote

If the Holders of Claims in a particular Impaired Class of Claims were given the opportunity to vote to accept or reject the Plan, but no Holders of Claims in such Impaired Class of Claims voted to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.

E.	Non-Consensual Confirmation

To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtor will request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan or any document in the Plan Supplement, including to amend or modify it to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary, subject to Section XIII.D of the Plan.

ARTICLE V

PROVISIONS FOR IMPLEMENTATION OF PLAN

A.	Reorganization of the Debtor

The Plan contemplates the reorganization of the Debtor with it emerging from bankruptcy and continuing to operate its business as the Reorganized Debtor with a completely restructured balance sheet. All of the property of the Estate and of the Debtor, including (without limitation) the Retained IP, the Excluded Actions, and all rights under and to insurance policies of the Debtor (other than the D&O Liability Insurance Policies), shall vest automatically in the Reorganized Debtor free and clear of any and all Claims, Liens and Equity Interests, except for those Claims and Liens expressly provided for in the Plan pursuant to Bankruptcy Code Sections 1141(b) and (c), without the need for any further notice or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person or Entity, except for any asset that is expressly excluded or disclaimed and the Liquidating Trust Assets. For the avoidance of doubt, the Reorganized Debtor shall not assume and will have no liability for any claim for indemnity, contribution, advancement or reimbursement asserted by or on behalf of any officer or director who served in such role prior to the Effective Date.

B.	Liquidating Trust

1. Establishment of Liquidating Trust

On the Effective Date, the Debtor and the Liquidating Trustee, on their own behalf and on behalf of Holders of Allowed Claims in Classes 5 and 6, shall execute the Liquidating Trust Agreement and shall take all other steps necessary to establish the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries in accordance with the Plan. The Liquidating Trust will issue a single class of Liquidating Trust Interests.

2. Funding of Liquidating Trust

The Liquidating Trust will be irrevocably vested with the (a) Trust Funding Amount, (b) Vested Causes of Action and proceeds thereof and (c) Trust Initial Distribution Amount; provided, however, that upon request by the Liquidating Trustee and/or the Committee to the Debtor and/or the Reorganized Debtor, the parties may agree that the Debtor and/or Reorganized Debtor will make distributions directly to Holders of Allowed Class 6 Claims from the amount of the Trust Initial Distribution, up to the amount of the Convenience Claim Cap, in accordance with the terms of such Holder’s treatment under the Plan; provided, for the avoidance of doubt, that any such direct payments to Holders of Allowed Class 6 Claims shall reduce the amount of the Trust Initial Distribution that is required to be funded to the Trust under the Plan.

3. Appointment of Liquidating Trustee

The Liquidating Trustee shall be identified in the Plan Supplement and shall be acceptable to the Committee in its sole discretion, after consultation with the Debtor and the Prepetition Agent, and approved by the Bankruptcy Court in the Confirmation Order prior to or simultaneous with the Effective Date.

4. Transfer and Vesting of Liquidating Trust Assets in Liquidating Trust

Notwithstanding any prohibition on assignability under applicable non-bankruptcy law, on the Effective Date and periodically thereafter if additional Liquidating Trust Assets become available, the Debtor shall be deemed to have automatically transferred to and vested in the Liquidating Trust all of its right, title and interest in and to all of such additional Liquidating Trust Assets, and in accordance with Sections 1123 and 1141 of the Bankruptcy Code, all such assets shall automatically irrevocably vest in the Liquidating Trust free and clear of all Claims and Liens, subject only to the Allowed Claims of the applicable Liquidating Trust Beneficiaries, as set forth in the Plan, and the reasonable fees and expenses of administering the Liquidating Trust, including the reasonable fees and expenses of the Liquidating Trustee, as provided in the Liquidating Trust Agreement. Thereupon, the Debtor shall have no interest in or with respect to such additional Liquidating Trust Assets or the Liquidating Trust, except to the extent that the Reorganized Debtor has or acquires an Allowed Claim against the Liquidating Trust (whether through purchase, assignment, subrogation or otherwise). For the avoidance of doubt, the Liquidating Trust shall not be vested with any of the Excluded Actions.

5. Preservation of Confidences and Attorney-Client Privilege

To effectively investigate, defend or pursue the Liquidating Trust Assets, including the Vested Causes of Action, the Debtor, the Reorganized Debtor, the Liquidating Trust, Liquidating Trustee and all counsel thereto, must be able to exchange information with each other on a confidential basis and cooperate in common interest efforts without waiving any applicable privilege. Given the common interests of the parties and the Liquidating Trust’s position as successor to the Liquidating Trust Assets, sharing such information in the manner described in the previous sentence to the extent necessary, shall not waive or limit any applicable privilege or exemption from disclosure or discovery related to such information. Furthermore, the Debtor and the Reorganized Debtor, as applicable, shall fully and timely cooperate with all reasonable requests for documents and/or information from the Liquidating Trustee in connection with the Liquidating Trustee’s execution of its duties pursuant to this Plan and the Liquidating Trust Agreement. For purposes of such cooperation, the Liquidating Trustee and the Debtor and/or Reorganized Debtor, as applicable, may enter into one or more confidentiality and/or common interest agreements or protective orders in form and substance reasonably acceptable to the Liquidating Trustee and Reorganized Debtor. Until the termination of the Liquidating Trust, the Reorganized Debtor shall be bound by and adhere to all legal hold and similar obligations of the Debtor, its agents, and advisors, and shall not transfer or destroy, without limitation, any communications, documents and/or information referring or relating to (i) the Granville Derivative Action, (ii) the Rodriguez Class Action (iii) the Board meeting minutes, Board agendas, notes and presentations, and/or (iv) any other Vested Causes of Action or other Liquidating Trust Assets. Any dispute with respect to the Debtor and/or the Reorganized Debtor’s cooperation under this paragraph may be brought before and decided by the Bankruptcy Court. The Liquidating Trustee shall not waive any applicable privilege without the express written consent of the Reorganized Debtor and any purported waiver not in compliance with the foregoing shall be ineffective.

6. Treatment of Liquidating Trust for Federal Income Tax Purposes; No Successor-in-Interest

The Liquidating Trust shall be established for the primary purpose of liquidating its assets, in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Accordingly, the Liquidating Trustee shall in an expeditious but orderly manner, liquidate and convert to Cash the Liquidating Trust Assets, including the Vested Causes of Action, make timely distributions of the proceeds therefrom to the Liquidating Trust Beneficiaries, as the case may be, and not unduly prolong their duration. The Liquidating Trust shall not be deemed a successor in interest of the Debtor for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement.

The Liquidating Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. For all federal income tax purposes, all parties (including the Debtor, the Reorganized Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets by the Debtor to the Liquidating Trust, as set forth in the Liquidating Trust Agreement, as a transfer of such assets by the Debtor to the Liquidating Trust Beneficiaries entitled to distributions from the Liquidating Trust Assets, followed by a transfer by such beneficiaries to the Liquidating Trust. Thus, the Liquidating Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.

As soon as practicable after the Effective Date, the Liquidating Trustee (to the extent that he or she deems it necessary or appropriate in his or her sole discretion) shall value the Liquidating Trust Assets in the Liquidating Trust, based on the good faith determination of the Liquidating Trust, and shall apprise the Liquidating Trust Beneficiaries of such valuation. The valuation shall be used consistently by all parties (including the Debtor, the Reorganized Debtor, the Liquidating Trustee and the Liquidating Trust Beneficiaries) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Liquidating Trust Assets.

The right and power of the Liquidating Trustee to invest the Liquidating Trust Assets transferred to the Liquidating Trust, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to (a) invest the Liquidating Trust Assets (pending distributions in accordance with the Plan) in (i) short-term direct obligations of, or obligations guaranteed by, the United States of America, (ii) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof or (iii) such other investments as the Bankruptcy Court may approve from time to time; or (b) deposit such assets in demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000 (collectively, the “Permissible Investments”); provided, however, that the scope of any such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treas. Reg. § 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

Subject to the provisions of this Article V, the Liquidating Trustee shall distribute to the Liquidating Trust Beneficiaries all net Cash income plus all net Cash proceeds from the liquidation of the Liquidating Trust Assets (including as Cash for this purpose, all Cash equivalents) at such time intervals as decided by the Liquidating Trustee in his or her discretion, pursuant to the terms of the Plan. The Liquidating Trust shall make distributions no less frequently than once per twelve-month period, such period to be measured from the Effective Date; provided, however, that the Liquidating Trustee may, in his or her sole discretion, cause the Liquidating Trust to retain an amount of net Cash proceeds or net Cash income reasonably necessary to maintain the value of its assets or to meet Claims and contingent liabilities (including Disputed Claims). The Liquidating Trustee may also determine that in a given period or on the anniversary of the Effective Date, there are insufficient assets to make a distribution. Notwithstanding anything in this Plan or the Liquidating Trust Agreement to the contrary, upon request by the Liquidating Trustee and/or the Committee to the Debtor and/or the Reorganized Debtor, the parties may agree that the Debtor and/or Reorganized Debtor will make distributions directly to Holders of Allowed Class 6 Claims from the amount of the Trust Initial Distribution, up to the amount of the Convenience Claim Cap, in accordance with the terms of such Holder’s treatment under the Plan; provided, for the avoidance of doubt, that any such direct payments to Holders of Allowed Class 6 Claims shall reduce the amount of the Trust Initial Distribution that is required to be funded to the Trust under the Plan.

The Liquidating Trustee shall require any Liquidating Trust Beneficiary or other party receiving a distribution to furnish to the Liquidating Trustee in writing his, her or its Employer or Taxpayer Identification Number as assigned by the IRS and the Liquidating Trustee may condition any distribution to any Liquidating Trust Beneficiary or other party receiving a distribution upon receipt of such identification number.

7. Liquidating Trustee’s Authority and Duties

From and after the Effective Date, the Liquidating Trustee shall serve as trustee of the Liquidating Trust and shall have all powers, rights and duties of a trustee, as set forth in the Liquidating Trust Agreement. Among other things, the Liquidating Trustee shall: (a) hold and administer the Liquidating Trust Assets, (b) have the sole authority and discretion on behalf of the Liquidating Trust to evaluate and determine strategy with respect to the Liquidating Trust Assets, and to litigate, settle, transfer, release or abandon and/or compromise in any manner any and all such Liquidating Trust Assets on behalf of the Liquidating Trust on any terms and conditions as it may determine in good faith based on the best interests of the Liquidating Trust Beneficiaries, (c) have the power and authority to retain, as an expense of the Liquidating Trust, attorneys, advisors, other professionals and employees as may be appropriate to perform the duties required of the Liquidating Trustee hereunder or in the Liquidating Trust Agreement, (d) make distributions to the Liquidating Trust Beneficiaries as provided in the Liquidating Trust Agreement and the Plan, (e) have the right to receive reasonable compensation for performing services as the Liquidating Trustee and to pay the reasonable fees, costs and expenses of any counsel, professionals, advisors or employees as may be necessary to assist the Liquidating Trustee in performing the duties and responsibilities required under the Plan and the Liquidating Trust Agreement, (f) file, litigate, settle, compromise or withdraw objections to Claims as set forth in Section VIII.A herein, (g) be considered an estate representative under Section 1123 of the Bankruptcy Code with respect to the Liquidating Trust Assets and (h) have the right to provide periodic reports and updates to its Liquidating Trust Beneficiaries regarding the status of the administration of the Liquidating Trust Assets, including the Vested Causes of Action, and the assets, liabilities and transfers of the Liquidating Trust. For the avoidance of doubt, the Liquidating Trust shall not be funded with, and the Liquidating Trustee shall not have any authority, powers, or duties with respect to any of the Excluded Actions. The Liquidating Trust and the Liquidating Trustee shall have no obligation to file any tax returns for the Debtor or Reorganized Debtor.

8. Termination of Liquidating Trust

The Liquidating Trust will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date of such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for a finite period, if such an extension is necessary to liquidate such Liquidating Trust Assets or for other good cause. Notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained prior to the expiration of each extended term; provided further, however, that the Liquidating Trustee receives an opinion of counsel or a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

9. Termination of Liquidating Trustee

The duties, responsibilities and powers of the Liquidating Trustee shall terminate in accordance with the terms of the Liquidating Trust Agreement.

10. Exculpation; Indemnification

The Liquidating Trustee, and its respective professionals, shall be exculpated and indemnified pursuant to and in accordance with the terms of the Liquidating Trust Agreement.

11. Preservation of Records and Documents

The Debtor, the Reorganized Debtor and the Liquidating Trustee, as applicable, shall: (a) take commercially reasonable efforts to preserve all records and documents (including any electronic records or documents) related to the Liquidating Trust Assets (including the Vested Causes of Action) for a period of five (5) years from the Effective Date or, if actions with respect to any applicable Vested Causes of Action are then pending, until the Liquidating Trustee notifies the Liquidating Trust Beneficiaries such records are no longer required to be preserved; and (b) provide the Liquidating Trust, the Liquidating Trust Beneficiaries and their respective counsel, agents and advisors, with reasonable access to and the ability to make copies of such records and documents including at a reasonable time and location.

12. Discovery

The Liquidating Trust shall be authorized to employ Bankruptcy Rule 2004 and any other bankruptcy tools of discovery available to the Estate until the Chapter 11 Case is closed.

C.	Appointment of Officers and Directors of the Reorganized Debtor

Upon the Effective Date, (i) the existing board of directors of the Debtor and any remaining officer of the Debtor shall be deemed to have resigned and (ii) the Holder(s) of the New Equity Interests exercising their authority to appoint new directors and officers of the Reorganized Debtor shall be deemed to have appointed the new directors and officers of the Reorganized Debtor identified in the Plan Supplement, to the extent known at the time of filing, or otherwise set forth in a written consent of the Holder(s) of the New Equity Interests. The Reorganized Debtor or the Holder(s) of the New Equity Interests, as applicable, are authorized to make any changes or modifications to its existing by-laws or corporate governance documents to effectuate such change, without any further notice to or approval by the Bankruptcy Court.

D.	Binding Effect

Except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan shall bind all Holders of Claims and Equity Interests.

E.	Cancellation of Notes, Instruments, Debentures and Equity Securities

On the Effective Date, except to the extent provided otherwise in the Plan, any agreement, note, instrument, certificate or other document evidencing or creating any Claim against or Equity Interest in the Debtor shall be automatically cancelled and terminated and of no further force and effect as respects the Debtor, without any further act or action and deemed surrendered without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtor (but not of any third party) under the agreements, notes, instruments, certificates or other documents governing such Claims and Equity Interests shall be discharged.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

Any executory contract or unexpired lease that has not expired by its own terms on or prior to the Effective Date and that (i) the Debtor has not assumed and/or assigned or rejected with the approval of the Bankruptcy Court prior to the Effective Date, (ii) is not the subject of a motion to assume the same pending as of the Effective Date, or (iii) is not identified in the Schedule of Assumed Agreements, shall be deemed rejected by the Debtor, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejection pursuant to Sections 365(a) and 1123 of the Bankruptcy Code. The executory contracts and unexpired lease identified in the Schedule of Assumed Agreements shall be assumed as set forth herein and the Plan Supplement as of the Effective Date.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the executory contracts or unexpired leases as set forth in the Plan or the Plan Supplement, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, or in the Plan Supplement, assumptions or rejections of executory contracts and unexpired leases pursuant to the Plan are effective as of the Effective Date. Each executory contract or unexpired lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the Reorganized Debtor in accordance with its terms, including in accordance with any amendments executed by the Debtor and the counterparties to the applicable executory contract or unexpired lease during this Chapter 11 Case and effective upon assumption by the Debtor; provided that, prior to the to the Effective Date and in connection with such assumption, any such terms that are rendered unenforceable by the provisions of the Plan or the Bankruptcy Code shall remain unenforceable solely in connection therewith.

The Debtor reserves the right to amend the Schedule of Assumed Agreements at any time prior to the Effective Date, (i) to delete any executory contract or unexpired lease and provide for its rejection under the Plan or otherwise, or (ii) to add any executory contract or unexpired lease and provide for its assumption and assignment under the Plan. The Debtor will provide notice of any amendment to the Schedule of Assumed Agreements to the party or parties to those agreements affected by the amendment.

Notwithstanding anything to the contrary in the Plan, as of the Effective Date, all rights of the Debtor, its directors, officers and executives, and the Estate in any D&O Liability Insurance Policies are fully and expressly preserved under the Plan. Confirmation and effectiveness of the Plan will not discharge or impair, or otherwise modify any rights of the Debtor, Reorganized Debtor, its directors, officers and executives, the Estate, the Liquidation Trustee, or any other beneficiary under the D&O Liability Insurance Policies. For the avoidance of doubt, the Debtor, Reorganized Debtor, its directors, officers and executives, and the Estate reserve all rights, claims, offsets, setoffs, defenses, counterclaims and all other interests relating to any and all D&O Liability Insurance Policies. With the exception of the current D&O Liability Insurance Policies in effect, all other insurance policies of the Debtor are treated as non-executory contracts that are neither assumed nor rejected under the Plan and are revested in the Reorganized Debtor as of the Effective Date.

B.	Rejection Claims; Cure of Defaults

If the rejection of an executory contract or unexpired lease results in damages to the counterparty or counterparties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a Proof of Claim that has been timely Filed, shall be forever barred and shall not be enforceable against the Debtor or the Liquidating Trust, as applicable, or their properties, successors or assigns, unless a Proof of Claim is timely Filed with the Voting Agent and served upon the Debtor and the Liquidating Trustee and their respective counsel on or before (i) thirty (30) days after the later to occur of (a) the Effective Date and (b) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease, or (ii) such other date as may be ordered by the Bankruptcy Court.

Any amount that must be paid under Bankruptcy Code Section 365(b)(1) to cure a default under and compensate the non-debtor party to an executory contract or unexpired lease to be assumed under the Plan is identified as the “Cure Payment” on the Schedule of Assumed Agreements. Unless the parties mutually agree to a different date, such payment shall be made in Cash within ten (10) Business Days following the last of: (i) the Effective Date, (ii) entry of a Final Order resolving any disputes regarding (A) the amount of any Cure Payment, (B) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” within the meaning of Bankruptcy Code Section 365 with respect to a contract or lease to be assumed, to the extent required, or (C) any other matter pertaining to assumption and assignment, and (iii) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the applicable executory contract or unexpired lease.

Pending the Bankruptcy Court’s ruling on any such dispute, the executory contract or unexpired lease at issue shall be deemed assumed by the Debtor and vested in the Reorganized Debtor, unless otherwise agreed by the parties or ordered by the Bankruptcy Court. Any Person that is a party to an executory contract or unexpired lease that will be assumed and/or assigned under the Plan and that objects to such assumption or assignment (including the proposed Cure Payment) must file with the Bankruptcy Court and serve on parties entitled to notice a written statement and, if applicable, a supporting declaration stating the basis for its objection. This statement and, if applicable, declaration must be Filed and served on or before the deadline established by the Disclosure Statement Order. Any Person that fails to timely file and serve such a statement and, if applicable, a declaration shall be deemed to waive any and all objections to the proposed assumption and assignment (including the proposed Cure Payment) of its contract or lease. In the absence of a timely objection by a person that is a party to an executory contract or unexpired lease, the Confirmation Order shall constitute a conclusive determination regarding the amount of any cure and compensation due under the applicable executory contract or unexpired lease, as well as a conclusive finding that the Reorganized Debtor has demonstrated adequate assurance of future performance with respect to such executory contract or unexpired lease, to the extent required.

ARTICLE VII

PROVISIONS REGARDING DISTRIBUTIONS

A.	Time and Method of Distributions

1. Any distributions and deliveries to be made under this Plan shall be made on the Effective Date or as soon as practicable thereafter, unless otherwise specifically provided for by this Plan. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

2. Liquidating Trust Distributions

The Liquidating Trustee, on behalf of the Liquidating Trust, or such other Person or Entity as may be designated in accordance with the Liquidating Trust Agreement, will make the distributions to Liquidating Trust Beneficiaries required under the Plan in accordance with the Liquidating Trust Agreement and in accordance with the priorities set forth herein and the other provisions of the Plan, and administer and liquidate any assets in the Liquidating Trust and otherwise wind down the Estate, including the following: (a) general administration costs (e.g., trustee/trust fees, etc.), (b) access to and review of information for any and all potential Claims, (c) access to and review of information for any and all Vested Causes of Action, (d) analysis and assessment related to Claims objection/resolution, (e) analysis and assessment related to Vested Causes of Action, (f) preparation of Claims objections and entering into resolutions thereof, (g) preparation of Vested Causes of Action (excluding the actual prosecution thereof) (h) distribution of proceeds (e.g., claims agent, etc.), and (i) liquidation or abandonment of certain Liquidating Trust Assets. Whenever any distribution to be made under the Plan or the Liquidating Trust Agreement is due on a day other than a Business Day, such distribution shall be made, without interest, on the immediately succeeding Business Day, but any such distribution will have been deemed to have been made on the date due.

Upon request by the Liquidating Trustee and/or the Committee to the Debtor and/or the Reorganized Debtor, the parties may agree that the Debtor and/or Reorganized Debtor will make distributions directly to Holders of Allowed Class 6 Claims from the amount of the Trust Initial Distribution, up to the amount of the Convenience Claim Cap, in accordance with the terms of such Holder’s treatment under the Plan; provided, for the avoidance of doubt, that any such direct payments to Holders of Allowed Class 6 Claims shall reduce the amount of the Trust Initial Distribution that is required to be funded to the Trust under the Plan.

B.	Reserve for Disputed Claims

The Debtor, the Reorganized Debtor, or Liquidating Trustee, as applicable, may maintain a reserve for any distributable amounts required to be set aside on account of Disputed Claims and shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein and in the Liquidating Trust Agreement, as such Disputed Claims are resolved by Final Order, and such amounts shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date, provided that no interest shall be distributable or accrue with respect thereto.

C.	Manner of Distribution Under Plan and Liquidating Trust

Any distribution in Cash to be issued under the Plan or the Liquidating Trust Agreement shall, at the election of the issuer, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

D.	Delivery of Distributions

Subject to the provisions of Bankruptcy Rule 2002(g), and except as otherwise provided herein, distributions and deliveries to Holders of record of Allowed Claims shall be made at the address of each such Holder set forth on the Debtor’s books and records unless superseded by the address set forth on Proofs of Claim Filed by any such Holders. By the Effective Date, the Debtor shall provide the Liquidating Trustee with the addresses and access to other books and records relating to the Liquidating Trust Beneficiaries, including all taxpayer identification information.

E.	Undeliverable Distributions

1. Holding of Undeliverable Distributions

If any distribution to the Holder of an Allowed Claim under the Plan or the Liquidating Trust Agreement is returned as undeliverable, no further distributions shall be made to such Holder unless and until the issuer of the distribution is notified in writing of such Holder’s then-current address. Any Holder ultimately receiving a distribution that was returned as undeliverable shall not be entitled to any interest or other accruals of any kind on such distribution. Nothing contained in the Plan or the Liquidating Trust Agreement shall require the issuer of any distribution to attempt to locate any Holder of an Allowed Claim.

2. Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim that does not assert its rights pursuant to the Plan or the Liquidating Trust Agreement to receive a distribution within three (3) months from and after the date such distribution is returned as undeliverable shall have such Holder’s Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Debtor, the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee and its respective professionals, or the Liquidating Trust Assets, as applicable. In such case, any consideration held for distribution on account of such Claim in Class 5 and Class 6 shall belong to the Liquidating Trust for distribution by the Liquidating Trustee to the remaining Liquidating Trust Beneficiaries in accordance with the terms of the Plan and the Liquidating Trust Agreement. After final distributions have been made in accordance with the terms of the Plan and the Liquidating Trust Agreement, if the amount of undeliverable Cash remaining is less than $15,000, the Liquidating Trustee, in his or her sole discretion, may donate such amount to a charity without further notice or order of the Bankruptcy Court.

F.	Compliance with Tax Requirements/Allocation

The issuer of any distribution under the Plan or the Liquidating Trust shall comply with all applicable tax withholding and reporting requirements imposed by any Governmental Unit, and all distributions pursuant to the Plan or the Liquidating Trust shall be subject to any such applicable withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest, if any.

G.	Time Bar to Cash Payments

Checks issued on account of Allowed Claims shall be null and void if not negotiated within sixty (60) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the issuer of the check by the Holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made within three (3) months from and after the date of issuance of such check. After such date, all Claims in respect of voided checks shall be discharged and forever barred, and the Liquidating Trust or the Reorganized Debtor, as applicable, shall be entitled to retain all monies related thereto for distribution in accordance with the terms of the Plan and Liquidating Trust Agreement, as applicable.

H.	Distributions After Effective Date

Distributions made after the Effective Date to Holders of Claims that are not Allowed as of the Effective Date, but which later become Allowed, shall be deemed to have been made on the Effective Date. Except as otherwise specifically provided in the Plan or the Liquidating Trust Agreement, as applicable, no interest shall be payable on account of any Allowed Claim not paid on the Effective Date.

I.	Fractional Dollars; De Minimis Distributions

Notwithstanding anything contained herein to the contrary, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under the Plan or the Liquidating Trust, as applicable, would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down. No payment shall be made on account of any distribution less than twenty-five dollars ($25) with respect to any Allowed Claim unless a request therefor is made in writing to the issuer of such payment on or before ninety (90) days after the Effective Date; provided, however, the Liquidating Trustee may make a payment of any amount with respect to any Allowed Class 5 or Class 6 in its sole discretion.

J.	Setoffs/Recoupment

The Debtor, Reorganized Debtor or the Liquidating Trustee (as applicable) may, pursuant to applicable non-bankruptcy law, set off or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan or Liquidating Trust Agreement on account thereof (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature the Debtor, Reorganized Debtor or the Liquidating Trust may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor, Reorganized Debtor or Liquidating Trust of any such Claims, rights and Causes of Action that the Debtor, the Reorganized Debtor or the Liquidating Trust may possess against such Holder; and, provided, further, that nothing contained herein is intended to limit any Creditor’s rights of setoff or recoupment prior to the Effective Date in accordance with the provisions of Sections 362 and 553 of the Bankruptcy Code, or other applicable law.

K.	Preservation of Subordination Rights by Estate

Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtor, the Reorganized Debtor or the Liquidating Trustee of any Allowed Claim shall remain valid, enforceable and Unimpaired in accordance with Section 510 of the Bankruptcy Code or otherwise.

ARTICLE VIII

PROCEDURES FOR RESOLUTION OF DISPUTED,

CONTINGENT AND UNLIQUIDATED CLAIMS

A.	Prosecution of Objections to Disputed Claims

Upon the Effective Date, the Liquidating Trustee shall be responsible for pursuing any objection to the allowance of all Disputed Claims in Class 5 or Class 6 with respect to which an objection has been Filed with the Bankruptcy Court and notice thereof has been given to the Holder of the Disputed Claim. Prior to the Effective Date, the Debtor shall have the right to object to the allowance of Claims with respect to which they dispute liability or allowance in whole or in part and after the Effective Date, the Reorganized Debtor shall be responsible for pursuing any objection with respect to Administrative Expense Claims, Professional Fee Claims and Claims in Classes 2-4.

The Liquidating Trustee, shall have the authority to file, settle, compromise or withdraw any objections to Disputed Claims to which the Liquidating Trustee is entitled to object under the Plan (within any parameters as may be established by the Liquidating Trust Agreement) without approval of the Bankruptcy Court. However, the Bankruptcy Court may nevertheless consider motions to approve any compromises and settlements in accordance with Bankruptcy Rule 9019.

After the Effective Date, the Reorganized Debtor shall have the authority to file, settle, compromise or withdraw any objections to Disputed Claims in Classes 2-4 without approval of the Bankruptcy Court. However, the Bankruptcy Court may nevertheless consider motions to approve any compromises and settlements in accordance with Bankruptcy Rule 9019.

Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections to Disputed Claims shall be served and Filed by the Claims Objection Deadline.

B.	Estimation of Claims

The Debtor, prior to the Effective Date, and thereafter the Liquidating Trustee in accordance with the Liquidating Trust Agreement or the Reorganized Debtor, as applicable, may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Liquidating Trustee previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. Subject to the provisions of Section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute the maximum Allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor, Liquidating Trustee or the Reorganized Debtor, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine that controversy before the Confirmation Date.

D.	Payments and Distributions on Disputed Claims

1. Notwithstanding any provision hereof to the contrary, any issuer of a distribution hereunder may, in its discretion, pay the undisputed portion of a Disputed Claim. Notwithstanding the foregoing, the issuer of a distribution hereunder will set aside for each Holder of a Disputed Claim such portion of Cash it believes solely in its discretion necessary to provide required distributions if that Claim were an Allowed Claim, either based upon the amount of the Claim as Filed with the Bankruptcy Court or the amount of the Claim as estimated by the Bankruptcy Court.

2. At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the issuer of a distribution hereunder shall distribute to the Holder thereof the distributions, if any, to which such Holder is then entitled under the Plan or the Liquidating Trust. Such distribution, if any, will be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order. No interest will be paid on Disputed Claims that later become Allowed, or with respect to any distribution in satisfaction thereof to a Holder.

ARTICLE IX

CONDITIONS PRECEDENT TO CONFIRMATION

AND EFFECTIVE DATE OF THE PLAN

A.	Conditions Precedent to Confirmation

The following are conditions precedent to confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Section IX.C below:

1. The entry of the Disclosure Statement Order, in form and substance reasonably satisfactory to the Debtor, the Committee, the Prepetition Agents and to the DIP Agent.

2. The entry of the Confirmation Order by the Bankruptcy Court in form and substance reasonably satisfactory to the Debtor, the Committee, the Prepetition Agents and to the DIP Agent.

3. The Plan Supplement and all of the schedules, documents and exhibits contained therein shall have been Filed in form and substance reasonably satisfactory to the Debtor, the Committee, the Prepetition Agents and the DIP Agent and approved by the Bankruptcy Court.

4. Each of the Professionals, including the Professionals for the Debtor and the Committee, shall have submitted to the DIP Agent an estimate of their anticipated Professional Fee Claims through the Effective Date.

5. The occurrence of the Confirmation Date.

B.	Conditions Precedent to Effective Date of Plan

The following are conditions precedent to the Effective Date of the Plan that must be (i) satisfied or (ii) waived in accordance with Section IX.C below:

1. Confirmation shall have occurred.

2. There shall not be in effect on the Effective Date any (a) Order entered by a U.S. court, (b) any order, opinion, ruling or other decision entered by any other court or governmental entity or (c) United States or other applicable law staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan.

3. The Administrative Expense Claim and Priority Claims anticipated to be Allowed in the Chapter 11 Case shall not exceed $75,000 over the aggregate budgeted amounts for such Claims pursuant to the DIP Order.

4. All other actions and documents necessary to implement the Plan shall have been effected or executed, including execution of the Liquidating Trust Agreement in form and substance satisfactory to the Debtor, the Committee, the Prepetition Agents and to the DIP Agent.

5. The Liquidating Trust Agreement shall have been fully executed and the Liquidating Trust Assets shall have been transferred to the Liquidating Trust.

6. The DIP Financing Agreement and the other DIP Loan Documents (as defined therein) remain in full force and effect and have not been terminated.

7. Each of the Order Approving Successful Bid and the Seattle Sale Order remains in full force and effect and has not been modified.

C.	Waiver of Conditions Precedent

The Debtor, with the prior written consent of the DIP Agent, Committee, and Prepetition Agent, may waive the conditions listed in Article IX of the Plan, and such waiver may be without notice to parties in interest or the Bankruptcy Court and without a hearing.

D.	Effect of Non-Occurrence of Effective Date

In the event that the conditions to the occurrence of the Effective Date have not been timely satisfied or waived pursuant to Section IX.C, and upon notification Filed by the Debtor with the Bankruptcy Court, the Confirmation Order shall be vacated and the Debtor and all parties in interest shall be restored to the status quo ante. If the Confirmation Order is vacated this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor; (2) prejudice in any manner the rights of the Debtor or any other Person or Entity; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtor in any respect.

ARTICLE X

SETTLEMENT, DISCHARGE, RELEASE, EXCULPATION, INJUNCTIVE AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Equity Interests and Controversies

Pursuant to Sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of substantially all Claims, Equity Interests and controversies relating to the contractual, legal and equitable rights that a Holder of a Claim or Equity Interest may have with respect to any Claim or Equity Interest or any distribution to be made on account of such Claim or Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, the Estate and Holders, and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtor may compromise and settle claims against it.

Pursuant to Sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise, integral to this Plan, of substantially all Claims and controversies among the Debtor, the Committee, the DIP Lender, the Prepetition Agent and the Prepetition Lenders, including, without limitation, any Challenges by the Committee whether or not asserted, the 3012 Motion, claims and causes of actions against the DIP Lenders and claims and causes of actions against the Debtor and its Related Parties. Provided the aggregate Allowed Professional Fee Claims of the Committee’s Professionals do not exceed the Committee Professional Budget, the DIP Lenders and the Prepetition Agent shall not object to or challenge or cause any other person or entity to object to or challenge the award, allowance and payment of the Allowed Professional Fee Claims of the Committee. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such claims and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, the Estate and Holders, and is fair, equitable and reasonable.

B.	Discharge of Claims and Termination of Interests

Pursuant to Sections 1141(a), (c) and (d) of the Bankruptcy Code, and notwithstanding any language to the contrary in such sections, except as otherwise specifically provided in the Plan or in any contract, instrument or other agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan shall be in complete satisfaction, discharge and release, of Claims, Equity Interests and causes of action of any nature whatsoever by any Person or Entity, including any interest accrued on any Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtor, the Estate, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities and causes of action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtor before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt, right, or Equity Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Equity Interest is Allowed pursuant to Section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Equity Interest has accepted the Plan, effective as of the Effective Date. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, the Confirmation Order shall be a judicial determination of the complete and full discharge of all Claims and Equity Interests by any Person or Entity, subject to the Effective Date occurring. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all property of the Estate, including the Retained IP, shall vest in the Reorganized Debtor, free and clear of all Claims, Liens and Equity Interests of any Person or Entity and with the full and complete discharge of any and all Claims, Liens, Equity Interests or causes of action of any Person or Entity.

C.	Releases by Holders of Claims

As of the Effective Date, for good and valuable consideration, unless such Holder elects on its ballot to opt out of the release provided herein, each Holder of a Claim that is eligible to vote to accept or reject the Plan that has affirmatively voted to accept the Plan, shall be deemed to have unconditionally released and discharged the Released Parties from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any claims or causes of action that have been or could be asserted by or on behalf of the Debtor or the Estate or that are derivative or duplicative of any such claims or causes of action, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Holder of a Claim could have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (i) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtor, (ii) the Debtor or the operation or conduct of the business of the Debtor, (iii) the Chapter 11 Case and/or (iv) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other documents; provided that these releases will have no effect on the liability of any Released Party arising from any act, omission, transaction, agreement, event or other occurrence, constituting fraud, criminal conduct, gross negligence or willful misconduct. The releases set forth in this paragraph shall be binding upon and shall inure to the benefit of the Reorganized Debtor and the Liquidating Trustee and any other successor to the Debtor or the Estate. Each ballot will have a place for a party to opt out of the release provided herein. Nothing in the foregoing or elsewhere in the Plan constitutes a waiver or release of any right to receive distributions from the Reorganized Debtor or the Liquidating Trust, as applicable, or of any portion of a Claim supporting such right.

D.	Injunction

Except as otherwise expressly provided for herein or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Persons and Entities that have held, hold, or may hold claims, interests, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, or causes of actions that have been released or exculpated under the Plan or Confirmation Order are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, any of the Released Parties or the Exculpated Parties (collectively, the “Enjoined Matters”): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against the Released Parties and the Exculpated Parties on account of or in connection with or with respect to any Enjoined Matters; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against the Released Parties and the Exculpated Parties on account of or in connection with or with respect to Enjoined Matters; (4) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Released Parties and the Exculpated Parties or their property on account of or in connection with or with respect to any Enjoined Matters unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date or has Filed a Proof of Claim or proof of Equity Interest indicating that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any obligations arising on or after the Effective Date of any Person or Entity under the Plan (including the Debtor’s obligations pursuant to the Plan of the Confirmation Order).

The Vested Causes of Actions constitute assets of the Debtor’s Estate, and from and after the Effective Date, the terms of this Plan and any Confirmation Order, constitute Liquidation Trust Assets to be prosecuted, settled, dismissed, or otherwise resolved in accordance with the provisions of this Plan and the Liquidating Trust Agreement and any other Person is stayed and enjoined from proceeding with such Vested Causes of Actions pursuant to the provisions of Section 362 of the Bankruptcy Code.

E.	Releases by the Debtor and its Estate

As of the Effective Date, for good and valuable consideration, solely in the event that Class 5 votes to accept the Plan, the Debtor and its Estate shall unconditionally release and discharge Trade Creditors from all Avoidance Actions arising under Section 547 of the Bankruptcy Code, provided that these releases will have no effect on the liability of any Trade Creditor arising from any act, omission, transaction, agreement, event or other occurrence, constituting fraud, criminal conduct, gross negligence or willful misconduct. For avoidance of doubt, these releases shall have no effect on any and all Avoidance Actions against Trade Creditors, except as otherwise expressly provided in the Plan.

As of the Effective Date, for good and valuable consideration, the Debtor and its Estate shall unconditionally release the Released Parties, other than the Excluded Parties, from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any claims or causes of action that have been or could be asserted by or on behalf of the Debtor or the Estate or that are derivative or duplicative of any such claims or causes of action, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtor or the Estate could have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (i) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtor, (ii) the Debtor or the operation or conduct of the business of the Debtor, (iii) the Chapter 11 Case and/or (iv) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other documents; provided that these releases will have no effect on the liability of any DIP Agent, DIP Lender, Prepetition Agent or Prepetition Lender arising from any act, omission, transaction, agreement, event or other occurrence, constituting fraud, criminal conduct, gross negligence or willful misconduct.

F.	Necessity and Approval of Releases and Injunctions

The releases and injunctions set forth in this Article X are integral and critical parts of the Plan and the settlements implemented pursuant to the Plan, the approval of such releases pursuant to the Confirmation Order is a condition to the occurrence of the Effective Date, and all the Released Parties have relied on the efficacy and conclusive effects of such releases and injunctions and on the Bankruptcy Court’s retention of jurisdiction to enforce such releases and injunctions when making concessions pursuant to the Plan and by agreeing to, accepting and supporting the settlement and treatment of their respective Claims, causes of action and other rights under the Plan.

G.	Exculpation

The Exculpated Parties shall neither have nor incur any liability to any Person or Entity (including any Holder of a Claim or Equity Interest) for any post-petition act taken or omitted to be taken in connection with or related to the formulation, negotiation, preparation, dissemination, implementation, administration, confirmation or occurrence of the Effective Date, the Disclosure Statement, the Plan, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with, or in contemplation of, the restructuring of the Debtor or the Chapter 11 Case; provided that in the case of the Debtor’s directors and officers, this exculpation provision applies only to the directors and officers who served in such capacity on and after the Petition Date for allegedly wrongful acts occurring after the Petition Date; provided, further, that nothing in the foregoing shall preclude any objection to the allowance or payment of any professional fees, including any claw back of fees, in accordance with the Bankruptcy Code.

H.	IP Allocation Dispute

The Bankruptcy Court shall retain jurisdiction to all disputes, claims or causes of action arising from or relating to the allocation or determination of intellectual property sold pursuant to the Seattle Sale Order or retained as Retained IP (the “IP Allocation”) and notwithstanding anything to the contrary herein, none of the settlement, release, discharge, injunction or exculpation provisions in this Article X shall apply with respect to the IP Allocation.

ARTICLE XI

VESTING AND PRESERVATION OF CERTAIN CAUSES OF ACTION

A.	Vesting of the Vested Causes of Action

Except as otherwise provided in the Plan, the Vested Causes of Action shall, on the Effective Date, automatically and irrevocably vest in the Liquidating Trust free and clear of liens, claims, encumbrances and interests. The Liquidating Trustee, on behalf of the Liquidating Trust, shall have the sole and exclusive right, authority and discretion to institute, commence, pursue, prosecute, abandon, settle, or compromise any and all Vested Causes of Action (under any theory of law, including the Bankruptcy Code, and in any court or other tribunal) without the consent or approval of any third party and without any further order of the Bankruptcy Court, except as otherwise provided herein or in the Liquidating Trust Agreement. From and after the Effective Date, the Liquidating Trustee, in accordance with Section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Liquidating Trust, shall serve as a representative of the Estate and shall retain and possess the sole and exclusive right to commence, pursue, settle, compromise or abandon, as appropriate, any and all Vested Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal.

B.	Reservation of Rights Regarding Vested Causes of Action

The Debtor and, after the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, reserve all rights to pursue any and all Vested Causes of Action, and the Debtor hereby reserves the rights of the Liquidating Trust and the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue, administer, settle, litigate, enforce and liquidate consistent with the terms and conditions of the Plan such Vested Causes of Action.

Unless Vested Causes of Action against a Person or Entity are expressly waived, relinquished, released, compromised or settled in the Plan, or any Final Order, the Debtor (before the Effective Date) and the Liquidating Trustee, on behalf of the Liquidating Trust (post-Effective Date), expressly reserve all Vested Causes of Action for later adjudication, and no Person or Entity may rely on any alleged failure to list, specify, or otherwise disclose any particular Vested Causes of Action in connection with the Plan as a defense in any litigation regarding such Vested Causes of Action. In addition, the Debtor and the Liquidating Trustee, on behalf of the Liquidating Trust and any successors in interest thereto, expressly reserve the right to pursue or adopt any Vested Causes of Action not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtor are a defendant or an interested party, against any Person or Entity, including the plaintiffs and co-defendants in such lawsuits.

C.	Covenant Not to Execute on Judgment

Notwithstanding the vesting of the Vested Causes of Action in the Liquidating Trust, the Liquidating Trustee is deemed to covenant not to execute any judgment of any Vested Cause of Action against an Excluded Party, or any settlement of any Vested Cause of Action with any Excluded Party, in excess of the amount of available insurance proceeds available from the D&O Liability Insurance Policies.

ARTICLE XII

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over any matter arising under the Bankruptcy Code, or arising in or related to the Chapter 11 Case or the Plan after Confirmation and after the Effective Date, and any other matter or proceeding that is within the Bankruptcy Court’s jurisdiction pursuant to 28 U.S.C. § 1334, 28 U.S.C. § 157, or 28 U.S.C. § 1367, including jurisdiction to:

1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of Claims;

2. Grant or deny any applications for allowance of Professional Fee Claims;

3. Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is party or with respect to which the Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

4. Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including all Vested Causes of Action, IP Allocation, and objections to or estimations of Claims or Equity Interests, and grant or deny any applications involving the Debtor that may be pending on the Effective Date, or that, pursuant to the Plan, may be instituted by (a) the Liquidating Trustee or Liquidating Trust, or (b) any other Person or Entity after the Effective Date; provided, however, that the Liquidating Trustee and the Liquidating Trust shall reserve the right to prosecute the Vested Causes of Action in all proper jurisdictions;

6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and of all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Liquidating Trust Agreement;

7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan, the Liquidating Trust Agreement or any Person’s or Entity’s obligations incurred in connection with the Plan or Liquidating Trust Agreement including those relating to determining the scope and extent of the Liquidating Trust Assets;

8. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with consummation or enforcement of the Plan, except as otherwise provided herein;

9. Resolve any cases, controversies, suits or disputes with respect to the releases, injunctions and other provisions contained in Article X hereof and enter any orders that may be necessary or appropriate to implement and enforce such releases, injunctions and other provisions;

10. Enter and implement any orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

11. Determine any other matters that may arise in connection with or related to this Plan, the Disclosure Statement, the Confirmation Order, the Liquidating Trust Agreement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Liquidating Trust Agreement;

12. Resolve any issues that arise in connection with the administration of and distributions from the Liquidating Trust; and

13. Enter an order and/or Final Decree concluding the Chapter 11 Case.

Notwithstanding any other provision in this article to the contrary, nothing herein shall prevent the Liquidating Trustee from commencing and prosecuting any Vested Causes of Action before any other court or judicial body which would otherwise have appropriate jurisdiction over the matter and parties thereto, and nothing herein shall restrict any such courts or judicial bodies from hearing and resolving such matters.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, the Liquidating Trust and any and all Holders of Claims or Equity Interests (irrespective of whether their Claims or Equity Interests accepted the Plan), all Persons or Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Person or Entity acquiring property under the Plan and any and all non-debtor parties to executory contracts and unexpired leases with the Debtor.

B.	Plan Supplement

The Plan Supplement may be inspected in the office of the Bankruptcy Clerk or its designee during normal business hours. Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement by contacting the Voting Agent, or by visiting https://veritaglobal.net/gritstone. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

C.	Payment of Statutory Fees and Provision of Reports

All fees payable pursuant to Section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed or closed, whichever occurs first, responsibility for which shall belong to the Liquidating Trustee and Debtor, as applicable. For the avoidance of doubt, the Reorganized Debtor shall not be liable for any such fees. Further, the Liquidating Trustee and the Debtor, as applicable, shall be responsible for filing post-Confirmation quarterly reports with the U.S. Trustee until the Chapter 11 Case is converted, dismissed or closed; provided, however, that upon notification by the Debtor or Reorganized Debtor, as applicable, that it no longer requires the Chapter 11 Case to remain open, from and after such date the responsibility for any U.S. Trustee fee or to file reports shall be solely and exclusively by the Liquidating Trustee. Any such post-Confirmation quarterly report shall be with respect to the Liquidating Trust and no post-Confirmation quarterly report shall be required with respect to the Reorganized Debtor.

D.	Plan Modification/Amendment

Subject to the limitations contained in the Plan:

1. The Plan may be amended or modified with the consent of the Debtor the DIP Agent and following consultation with the Committee and the Prepetition Agent (a) before the Confirmation Date, to the extent permitted by Section 1127 of the Bankruptcy Code; (b) after the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, to the extent the Debtor institutes proceedings in the Bankruptcy Court, pursuant to Section 1127(b) of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order or to accomplish such matters as may be necessary or appropriate to carry out the purposes and effects of the Plan; provided that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or Orders of the Bankruptcy Court; or (c) after the entry of the Confirmation Order, upon order of the Bankruptcy Court in accordance with Section 1127(b) of the Bankruptcy Code; provided, further, that the Plan will not be amended, modified or revoked without the consent of the Debtor and the DIP Agent, and the written consent of the Committee and the Prepetition Agent to the extent any amendment, modification or revocation materially affects the Committee (or its constituency) or the Prepetition Agent, respectively (including, for the avoidance of doubt, any change to the distribution to Holders of Class 1 Claims, the Trust Funding Amount, or the Initial Trust Distribution).

2. The Debtor reserves the right to modify or amend the Plan upon a determination by the Bankruptcy Court that the Plan is not confirmable pursuant to Section 1129 of the Bankruptcy Code. To the extent permissible under Section 1127 of the Bankruptcy Code without the need to re-solicit acceptances, the Debtor reserves the right to sever any provisions of the Plan that the Bankruptcy Court finds objectionable. Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to Section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

3. After the Effective Date, the Liquidating Trustee may amend or modify, upon order of the Bankruptcy Court, the Plan in accordance with Section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan solely as to Class 5, Class 6, and/or the Liquidating Trust, the Liquidating Trustee or Liquidating Trust Beneficiaries.

E.	Revocation of Plan

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization or liquidation. If the Debtor revokes or withdraws the Plan, or if Confirmation or the Effective Date does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Person or Entity, (b) prejudice in any manner the rights of the Debtor or any other Person or Entity, or (c) constitute an admission of any sort by the Debtor or any other Person or Entity.

F.	Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

G.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtor with respect to this Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

H.	Good Faith

Confirmation of the Plan shall constitute a conclusive determination that: (i) the Plan, and all the transactions and settlements contemplated thereby, have been proposed in good faith and in compliance with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules; (ii) the solicitation of acceptances or rejections of the Plan has been in good faith and in compliance with all applicable provisions of Bankruptcy Code, and the Bankruptcy Rules; and, (iii) in each case, all the Released Parties have acted in good faith in connection therewith.

I.	Section 1146 Exemption

Pursuant to Section 1146(a) of the Bankruptcy Code, under this Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtor; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forgo the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtor in the Chapter 11 Case, whether in connection with a sale pursuant to Section 363 of the Bankruptcy Code or otherwise, shall be deemed to be or have been done in furtherance of this Plan.

J.	Further Assurances

The Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Liquidating Trust Agreement.

K.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered upon the Debtor shall be sent by first class U.S. mail, postage prepaid, as follows:

To the Debtor:

Pachulski Stang Ziehl & Jones LLP

One Sansome Street, Suite 3430

San Francisco, CA 94104

Attn: Debra I. Grassgreen

   John W. Lucas

Email: dgrassgreen@pszjlaw.com

   jlucas@pszjlaw.com

Phone: (415) 263-7000

To the Prepetition Agent:

Cole Schotz P.C.

Court Plaza North

25 Main Street

Hackensack, NJ 07601

Attn: Stuart Komrower, Esq.

Email: skomrower@coleschotz.com

Phone: (201) 525-6331

To the United States Trustee:

Timothy J. Fox, Jr.

Trial Attorney

U.S. Department of Justice

Office of the United States Trustee

J. Caleb Boggs Federal Building

Wilmington, DE 19801

Phone: (302) 573-6026

Email: timothy.fox@usdoj.gov

To the DIP Agent:

KTBS Law LLP

1801 Century Park East, 26th Floor

Los Angeles, CA 90067

Attn: Thomas Patterson, Esq.

   Nir Maoz, Esq.

Email: tpatterson@ktbslaw.com

   nmaoz@ktbslaw.com

Phone: (310) 407-4035

   (310) 407-4010

L.	Transactions on Business Days

If the date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

M.	Filing of Additional Documents

On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and provisions hereof.

N.	Post-Effective Date Fees and Expenses

From and after the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Liquidating Trust and the Reorganized Debtor, and any professionals retained by such Liquidating Trust or the Reorganized Debtor, as applicable, related to the consummation and to the implementation of this Plan, except as otherwise provided in the Liquidating Trust Agreement.

O.	Severability

The provisions of this Plan shall not be severable unless such severance is agreed to by the Debtor or, if after the Effective Date, by the Reorganized Debtor and the Liquidating Trustee, on behalf of the Liquidating Trust, and such severance would constitute a permissible modification of this Plan pursuant to Section 1127 of the Bankruptcy Code.

P.	Conflicts

To the extent any provision of the Liquidating Trust Agreement, the Disclosure Statement, or any document executed in connection therewith or any documents executed in connection with the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of this Plan, the terms and provisions of the Plan shall govern and control and to the extent any provision of the Plan conflicts with, or is in any way inconsistent with, the terms and provisions of the Confirmation Order, the terms and provisions of the Confirmation Order shall govern and control.

Q.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case pursuant to Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court and still extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the closing of the Chapter 11 Case in accordance with Section XIII.S of the Plan. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

R.	Entire Agreement

This Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into this Plan.

S.	Closing of the Chapter 11 Case

The Liquidating Trustee shall promptly, upon the full administration of the Chapter 11 Case, file with the Bankruptcy Court all documents required by the Bankruptcy Rules and any applicable orders of the Bankruptcy Court to close the Chapter 11 Case.

T.	Change of Control Provisions

Any acceleration, vesting or similar change of control rights under any employment, benefit or other arrangements triggered by the consummation of this Plan shall be waived or otherwise cancelled under this Plan.

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Gritstone bio, Inc.

By:	/s/ Vassiliki Economides
Vassiliki Economides
Chief Financial Officer of
Gritstone bio, Inc.